Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-59161, 33-62897, 333-59009, 333-121638 and 333-122316) the Registration Statement on Form S-4 (No. 333-122317) and in the Registration Statements on Form S-8 (Nos. 33-59783, 33-48770, 33-13292, 33-32504, 333-06977, 333-06989, 333-78429, 333-62382 and 333-88476) of Ryerson Tull, Inc. of our report dated March 17, 2005 relating to the consolidated financial statements of Integris Metals, Inc. and Subsidiary, which appears in this Current Report on Form 8-K.

/s/    PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 1, 2005

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